Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday January 26, 8:30 am ET

Polar Molecular Announces Change in Annual Meeting Date

DENVER—(BUSINESS WIRE)—Jan. 26, 2006—Polar Molecular Holding Corporation (Pink Sheets:POMH - News) announced today that its Annual Meeting of Stockholders, scheduled to be held on Friday, January 27, 2006, will be adjourned until Friday, February 10, 2006 at 10:00 o’clock a.m. Mountain Time, at the company’s headquarters at 4600 S. Ulster Street, Denver, Colorado. No action will be taken when the meeting is convened on January 27 except to adjourn the meeting to February 10.

Mark Nelson, President and Chief Executive Officer of the Company stated that the meeting was being adjourned because the Company had inadvertently omitted to file with the Securities and Exchange Commission a letter containing a solicitation of stockholder votes at the meeting. The letter had been mailed to the stockholders with the proxy material and the accompanying Annual Report on Form 10-KSB. The letter was filed with the SEC as supplemental proxy material on January 24, when the inadvertent omission was called to the Company’s attention. At the annual meeting two directors will be re-elected to serve for three-year terms.

Proxies that have been submitted previously will be eligible to be voted at the meeting when it is reconvened on February 10, 2006.

FORWARD LOOKING STATEMENTS

This news release contains forward looking statements that are not historical in nature and are based on current expectations and subject to risks and uncertainties. Although the management of the Company believes that the forward-looking statements are reasonable, the Company cannot assure you that such forward-looking statements will prove to have been correct. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, level of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Actual financial condition, operating results, and business performance may differ materially from that projected. The differences may be caused by a variety of factors, including but not limited to failure to receive product orders, changes in general economic conditions, competition, equipment failures and business interruptions, government regulatory changes, changes in key personnel, lack of sources of additional financing, and other factors.

Contact:

Polar Molecular Holding Corporation

Mark L. Nelson, 303-221-1908